EXHIBIT 21

Subsidiaries of Xerox Corporation

A.   Xerox Corporation

The following companies are subsidiaries of Xerox Corporation as of February 1, 1995. The names of a number of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary                           Incorporated In   Ownership %

Xerox Canada Inc.                            Ontario, Canada        87
    Xerox Canada Acceptance Inc.             Ontario, Canada       100
    Xerox Canada Finance Inc.                Ontario, Canada       100
    Xerox Canada Ltd.                        Ontario, Canada        65
Lyell Holdings Limited                       Delaware              100
    Triton Business Finance Limited          United Kingdom        100
    Xerox Business Equipment Limited         United Kingdom        100
    Xerox Research (UK) Limited              United Kingdom        100
Xerox Business Equipment, Inc.               Delaware              100
Xerox Financial Services, Inc.               Delaware              100
    Xerox Credit Corporation                 Delaware              100
      MultiLease, Ltd.                       Delaware              100
      XCC Investment Corporation             Delaware              100
      XCC (Bermuda), Ltd.                    Bermuda               100
    Talegen Holdings, Inc.                   Delaware              100
    Xerox Life Management Company            Delaware              100
    Ridge Reinsurance Limited                Bermuda               100
Xerox Foreign Sales Corporation              Barbados              100
Xerox Imaging Systems, Inc.                  Delaware              100
Xerox Realty Corporation                     Delaware              100
Xerox do Brasil, Ltda.                       Brazil                100
    Xerox do Amazonas S.A.                   Brazil              99.29
      Xerox Comercio Exterior S.A.           Brazil                100
    Xerox do Nordeste S.A.                   Brazil              97.72
      Palma Servicos e Participacoes Ltda.   Brazil                100
Xerox Argentina, I.C.S.A.                    Argentina             100
Xerox de Chile S.A.                          Chile                 100
Xerox de Colombia S.A.                       Colombia               75
Xerox del Ecuador, S.A.                      Ecuador               100
Xerox Mexicana, S.A. de C.V.                 Mexico                100
Xerox del Peru, S.A.                         Peru                89.31
Xerox de Venezuela, C.A.                     Venezuela              41
Rank Xerox Investments Limited               Bermuda              66.7
    Xerox Egypt S.A.E                        Egypt                  75
    Xerox Maroc S.A.                         Morocco              99.9
Rank Xerox Limited                           United Kingdom       51.2
Rank Xerox Holding B.V.                      Netherlands          51.2
    Rank Xerox Manufacturing
      (Nederland) B.V.                       Netherlands           100
R-X Holdings Limited                         Bermuda              66.7
    Xerox Limited                            Bermuda               100
Xerox de Panama, S.A.                        Panama                 75
Xerox Uruguay S.A.                           Uruguay               100


B.   Rank Xerox Limited

Subsidiaries of Rank Xerox Limited include:

Name of Subsidiary                           Incorporated In   Ownership %

Bessemer Trust Limited                       United Kingdom        100
Fuji Xerox Co., Ltd.                         Japan                  50
    Fuji Xerox Finance Limited               New Zealand           100
    Fuji Xerox (Finance) Limited             Australia             100
    Fuji Xerox New Zealand Limited           New Zealand           100
    Fuji Xerox (Australia) Pty. Limited      Australia             100
Modi Xerox Limited                           India                35.9
Rank Xerox (U.K.) Limited                    United Kingdom        100
Rank Xerox (Ireland) Limited                 United Kingdom        100
Rank Xerox Espanola S.A.                     Spain                 100
    Rank Xerox de Financiacion S.A.          Spain                 100
Rank Xerox Finance (Nederland) BV            Netherlands           100
Rank Xerox Greece S.A.                       Greece                100
NV Rank Xerox Credit S.A.                    Belgium               100
Rank Xerox Finance AG                        Switzerland           100
Rank Xerox Finance Limited                   United Kingdom        100
Rank Xerox Leasing GmbH                      Germany               100
Rank Xerox Leasing International
    Finance BV                               Netherlands           100
Rank Xerox - The Document Company S.A.       France                100
    Burofinance S.A.                         France                 66
Rank Xerox Exports Limited                   United Kingdom        100
N.V. Rank Xerox S.A.                         Belgium               100
Rank Xerox Austria GmbH                      Austria               100
Rank Xerox A/S                               Denmark               100
    Rank Xerox Finans A/S                    Denmark               100
Rank Xerox Oy                                Finland               100
Rank Xerox GmbH                              Germany               100
Rank Xerox S.p.A.                            Italy                 100
Rank Xerox AG                                Switzerland           100
Rank Xerox AS                                Norway                100
Rank Xerox Bulgaria                          Bulgaria              100
Rank Xerox Management Services S.A.          Belgium               100
RX Pension Limited                           United Kingdom        100
Rank Xerox A.B.                              Sweden                100
Rank Xerox (Nederland) B.V.                  Netherlands           100


C.   Talegen Holdings, Inc.

          Insurance Holding Company System Organizational Chart

All controlled persons and controlled insurers of Talegen Holdings, Inc., a Delaware corporation ("Talegen"), (under applicable state insurance laws), are set forth in the following table, together with the jurisdiction of domicile of each and the percentage of voting securities owned as of January 1, 1995. Unless otherwise indicated, all of the persons included in the table are corporations, the voting securities of which are directly owned by Talegen. All of the outstanding capital stock of Talegen is owned by Xerox Financial Services, Inc., a Delaware corporation, which is a wholly-owned subsidiary of Xerox Corporation.

Name of Subsidiary                           Incorporated In   Ownership %

Constitution Re Corporation                  Delaware              100
    Constitution Reinsurance Corporation     New York              100 (1)
    Constitution Management Corp.            New York              100 (1)
    Constitution Reassurance S.A.            Belgium               100 (3)
Coregis Group, Inc.                          Delaware              100
    Coregis Insurance Company                Indiana               100 (1)
    Coregis Indemnity Company                Illinois              100 (1)
    California Insurance Company             California            100 (1)
    Coregis Managers Corporation (IL)        Illinois              100 (1)
    Coregis Managers Corporation (NY)        New York              100 (1)
    Crum & Forster Managers Corporation (FL) Florida               100 (1)
Crum & Forster Holdings, Inc.                Delaware              100
    United States Fire Insurance Company     New York              100 (1)
      Southbend Properties, Inc.             Texas                 100 (1)
    The North River Insurance Company        New Jersey            100 (1)
    Crum and Forster Insurance Company       New Jersey            100 (1)
    Crum & Forster Underwriters Co. of Ohio  Ohio                  100 (1)
    Premier Insurance Company                Florida               100 (1)
    Commonwealth Lloyd's Insurance Company   Texas                   - (5)
    Crum & Forster Custom Securities, Inc.   California            100 (1)
Industrial Indemnity Holdings, Inc.          Delaware              100
    Industrial Indemnity Company             California            100 (1)
      Claremont Holdings Limited             Bermuda               9.2
        Claremont Insurance Limited          Bermuda               100
      Industrial/Las Flores, Inc.            California            100 (1)
      Industrial/Canyon Creek, Inc.          California            100 (1)
      Industrial/Shadowridge, Inc.           California            100 (1)
      Industrial/Mountainback, Inc.          California            100 (1)
      Industrial/Channing, Inc.              California            100 (1)
    Industrial Indemnity Company of Alaska   Alaska                100 (1)
    Industrial Indemnity Company of Idaho    Idaho                 100 (1)(2)
    Industrial Indemnity Company
      of the Northwest                       Washington            100 (1)
    Industrial Insurance Company             California            100 (1)
    All West Insurance Company               California            100 (1)
    255 California Corporation               California            100 (1)
    Industrial Indemnity Insurance
      Services, Inc.                         California            100 (1)
      American All Risk Loss Administrators  California             40 (1)


Name of Subsidiary                           Incorporated In   Ownership %

The Resolution Group, Inc.                   Delaware              100
    Resolution Reinsurance Services
      Corporation                            Delaware              100 (1)
    International Insurance Company          Illinois              100 (1)
      William Street Syndicate, Inc.         New York               20 (1)
    Resolution Credit Services Corp.         California            100 (1)
    Envision Claims Management Corporation   New Jersey            100 (1)
Viking Insurance Holdings, Inc.              Delaware              100
    Viking Insurance Company of Wisconsin    Wisconsin             100 (1)
    Viking General Agency, Inc.              Texas                 100 (1)
    Viking County Mutual Insurance Company   Texas                   - (4)
Westchester Specialty Group, Inc.            Delaware              100
    Westchester Fire Insurance Company       New York              100 (1)
    Westchester Surplus Lines Insurance
      Company                                Georgia               100 (1)
    Industrial Underwriters Insurance
      Company                                Texas                 100 (1)
    Westchester Specialty Insurance
      Services, Inc.                         Nevada                100 (1)
    Industrial Excess & Surplus Insurance
      Brokers                                California            100 (1)
Talegen Properties, Inc.                     Delaware              100
Filoli Information Systems Company           Delaware               40
Apprise Corp.                                New Jersey            100
Crum & Forster of Canada Ltd.                Canada                100
First Quadrant Corp.                         New Jersey            100
    First Quadrant Limited                   United Kingdom        100 (1)(7)
    Seneca, Inc.                             New Jersey           24.9 (1)
Herald Insurance Company                     Canada                100 (6)



(1) Directly or indirectly owned by a subsidiary of Talegen.

(2) Includes qualifying shares held by directors.

(3) Includes qualifying share held by an individual.

(4) County Mutual Company. Control maintained through management and contract with Viking Insurance Company of Wisconsin.

(5) Lloyd's insurer.  Control maintained through Power of Attorney.

(6) Includes less than 1/5 of 1% shares beneficially owned by directors.

(7) Includes one share held by Talegen in trust and as nominee for First Quadrant Corp.